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                             Verizon New York Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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

                                                                                                   Three Months Ended
(Dollars in Millions)                                                                                  March 31, 2002
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
Income before provision for income taxes and extraordinary item                                                $246.2
Equity in income from affiliate                                                                                 (42.1)
Interest expense                                                                                                 69.1
Portion of rent expense representing interest                                                                    21.7
Amortization of capitalized interest                                                                              3.2
                                                                                                  ----------------------
Earnings, as adjusted                                                                                          $298.1
                                                                                                  ======================
Fixed charges:
Interest expense                                                                                               $ 69.1
Portion of rent expense representing interest                                                                    21.7
Capitalized interest                                                                                              7.3
                                                                                                 -----------------------
Fixed Charges                                                                                                  $ 98.1
                                                                                                  ======================
Ratio of Earnings to Fixed Charges                                                                               3.04
                                                                                                  ======================
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